EXHIBIT 10.4

TRANCHE C TERM LOAN JOINDER AGREEMENT

THIS TRANCHE C TERM LOAN JOINDER AGREEMENT (this “Agreement”), dated as of May 14, 2008, to the Credit Agreement referenced below is by and among the Tranche C Term Lenders identified on the signature pages hereto (the “Tranche C Term Lenders”), DIRECTV HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

W I T N E S S E T H

WHEREAS, pursuant to the terms and conditions of that certain Credit Agreement, dated as of April 13, 2005 (as amended, restated, increased, supplemented and otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors identified therein, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent and Collateral Agent, the Lenders have provided to the Borrower a $500 million revolving credit facility, a Tranche A Term Loan in an initial aggregate principal amount of $500 million and a Tranche B Term Loan in an initial aggregate principal amount of $1.5 billion;

WHEREAS, pursuant to Section 2.01(g) and (k) of the Credit Agreement, the Borrower has requested that the Administrative Agent establish a Tranche C Term Loan in an initial aggregate principal amount of $1 billion under the Credit Agreement;

WHEREAS, in connection with the arrangement and syndication of the Tranche C Term Loan, Banc of America Securities LLC and J.P. Morgan Securities Inc. will act as Joint Lead Arrangers and Joint Book Managers, and JPMorgan Chase Bank, N.A. will act as sole and exclusive Syndication Agent; and

WHEREAS, each of the Tranche C Term Lenders has agreed to make a portion of the Tranche C Term Loan on the terms and conditions set forth herein and to become a “Tranche C Term Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.             Tranche C Term Loan Commitments.  The initial Tranche C Term Loan Commitments and Tranche C Term Loan Commitment Percentages are set forth on Schedule 2.01 attached hereto.  Further, Schedule 2.01 to the Credit Agreement shall be deemed amended to include the information on the Tranche C Term Loan Commitments and the Tranche C Term Loan Commitment Percentages provided on Schedule 2.01 attached hereto.

3.             Funding of Tranche C Term Loan.  Subject to the terms and conditions set forth herein, each of the Tranche C Term Lenders severally agrees to make its portion of a term loan (the “Tranche C Term Loan”) in an original principal amount of ONE BILLION DOLLARS ($1,000,000,000) to the Borrower in a single advance.  The Tranche C Term Loan may consist of Base Rate Loans, Eurodollar Rate Loans or a combination thereof, as the Borrower may request.  Amounts repaid on the Tranche C Term Loan may not be reborrowed.

4.             Principal Payments of Tranche C Term Loan.  The full original principal amount of the Tranche C Term Loan shall be payable in nineteen (19) consecutive quarterly installments which, except for the final installment, shall be due on the last day of each March, June, September and December, beginning with September 30, 2008 and ending on December 31, 2012, with the final installment due on April 13, 2013 (being the eighth anniversary of the Closing Date).  Subject to adjustment in connection with prepayments made pursuant to Section 2.06 of the Credit Agreement, each of the first eighteen (18) quarterly installments shall be in the principal amount equal to the sum of $2,500,000, and the final installment shall be in the amount of the remaining principal balance of the Tranche C Term Loan.

5.             Interest on Tranche C Term Loan.  Subject to the provisions of Section 2.08(b) of the Credit Agreement, the principal amount of the Tranche C Term Loan shall bear interest at a rate per annum as follows:

(i)            the portion of the Tranche C Term Loan comprised of Eurodollar Rate Loans shall bear interest equal to the sum of (A) (i) prior to the third anniversary of the establishment of the Tranche C Term Loan, the greater of the Eurodollar Rate for such Interest Period or three percent (3.0%) or (ii) after the third anniversary of the establishment of the Tranche C Term Loan, the Eurodollar Rate for such Interest Period plus (B) the Applicable Percentage; or

(ii)           the portion of the Tranche C Term Loan comprised of Base Rate Loans shall bear interest equal to the sum of (A) (i) prior to the third anniversary of the establishment of the Tranche C Term Loan, the greater of the Base Rate for such Interest Period or four percent (4.0%) or (ii) after the third anniversary of the establishment of the Tranche C Term Loan, the Eurodollar Rate for such Interest Period plus (B) the Applicable Percentage.

The “Applicable Percentage” for the Tranche C Term Loan shall be (i) two and one-quarter of one percent (2.25%) for Eurodollar Rate Loans, and (ii) one and one-quarter of one percent (1.25%) for Base Rate Loans.

6.             Call Protection on Tranche C Term Loan.  Due to the inability to accurately access the damages suffered by the Tranche C Term Lenders if forced to redeploy their capital, any voluntary prepayment of the Tranche C Term Loan made in connection with the refinancing of the Tranche C Term Loan with a term loan with more favorable pricing for the Borrower shall be made with a one percent (1.00%) premium if made within the first year after establishment of the Tranche C Term Loan.  On or after the first anniversary of the date hereof, no premiums shall be payable pursuant to this Section 6 in connection with any prepayments of the Tranche C Term Loan.

7.             Tranche C Term Lenders’ Representations and Warranties.  Each Tranche C Term Lender (a) represents and warrants that it is a commercial lender, other financial institution or other “accredited” investor (as defined in Regulation D as promulgated by the SEC) that makes or acquires loans in the ordinary course of business and that it will make or acquire Tranche C Term Loans for its own account in the ordinary course of business; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;

(c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent and/or the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that, as of the date hereof, each Tranche C Term Lender shall be (i) a party to the Credit Agreement and the other Credit Documents and (ii) a “Tranche C Term Lender” for all purposes of the Credit Agreement and the other Credit Documents; (f) agrees that it will perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a “Lender” and a “Tranche C Term Lender” under the Credit Agreement; (g) agrees that it and each other Tranche C Lender shall have the rights and obligations of a Lender and a Tranche C Term Lender under the Credit Agreement and the other Credit Documents; (h) ratifies and approves all acts previously taken by the Administrative Agent on such Tranche C Term Lender’s behalf; and (i) agrees to waive the borrowing notice provisions of Section 2.02 of the Credit Agreement with respect to the advance of the Tranche C Term Loan on the date hereof.

8.             Borrower’s and Guarantors’ Agreements.  The Borrower and the Guarantors agree that, as of the date hereof, each Tranche C Term Lender shall be (i) a party to the Credit Agreement and the other Credit Documents, (ii) a “Lender” and a “Tranche C Term Lender” for all purposes of the Credit Agreement and the other Credit Documents and (iii) have the rights and obligations of a Lender and a Tranche C Term Lender under the Credit Agreement and the other Credit Documents.

9.             Borrower’s and Guarantors’ Representations and Warranties.  The Borrower and the Guarantors affirm that (a) the representations and warranties made by the Credit Parties in the Credit Agreement and in the other Credit Documents and that are contained in any certificate furnished at any time under or in connection with the Credit Documents are true and correct in all material respects on and as of the date hereof (except for those that expressly relate to an earlier date) and (b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Tranche C Term Loan.

10.          Guarantor Acknowledgments.  Each Guarantor hereby (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) reaffirms that, jointly and severally together with the other Guarantors, it guarantees the prompt payment and performance of their obligations as provided in Article IV of the Credit Agreement and (iii) acknowledges and agrees that such obligations will include any Obligations with respect to or resulting from the establishment of the Tranche C Term Loan.

11.          Conditions Precedent.  This Amendment shall be effective immediately upon satisfaction of the following conditions:

(a)           Executed Agreement.  Receipt by the Administrative Agent of multiple counterparts of this Agreement duly executed by the Credit Parties, the Tranche C Term Lenders and the Administrative Agent.

(b)           Legal Opinions.  Receipt by the Administrative Agent of favorable legal opinions of counsel for the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and the requisite Lenders.

(c)           Organization Documents, Incumbency, Resolutions, Etc.  Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Administrative Agent:

(i)            copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the date of this Agreement, unless a Responsible Officer of such Credit Party certifies in a certificate that the Organization Documents previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof;

(ii)           incumbency certificates identifying the Responsible Officers of each Credit Party who are authorized to execute this Amendment and related documents and to act on behalf of such Credit Party in connection with this Agreement and the Credit Documents, unless a Responsible Officer of such Credit Party certifies in a certificate that the incumbency certificates previously delivered to the Administrative Agent in connection with the Credit Agreement have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof.

(iii)          such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment; and

(iv)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and is validly existing, and in good standing in its state of organization or formation;

(d)           Receipt by the Administrative Agent of all other fees and expenses required to be paid on or before the establishment of the Tranche C Term Loan, including, without limitation, fees and expenses of Moore & Van Allen, PLLC, legal counsel to the Administrative Agent.

12.          Notice Addresses of Tranche C Term Lenders.  The address of each Tranche C Term Lender for purposes of all notices and other communications shall be as provided in the Administrative Questionnaire delivered by such Tranche C Term Lender to the Administrative Agent.

13.          Multiple Counterparts.  This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract.  Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

14.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

BORROWER:	DIRECTV HOLDINGS LLC,
a Delaware limited liability company

By:
Name:
Title:

GUARANTORS:	DIRECTV FINANCING CO., INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV ENTERPRISES, LLC,
a Delaware limited liability company

By:
Name:
Title:

DIRECTV CUSTOMER SERVICES, INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV HOME SERVICES, LLC,
a Delaware limited liability company

By:
Name:
Title:

DIRECTV, INC.,
a California corporation

By:
Name:
Title:

DIRECTV HOLDINGS LLC

TRANCHE C TERM LOAN JOINDER AGREEMENT

DIRECTV MERCHANDISING, INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV OPERATIONS, LLC,
a California limited liability company

By:
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS I, INC.,
a Delaware corporation

By:
Name:
Title:

DIRECTV PROGRAMMING HOLDINGS II, INC.,
a Delaware corporation

By:
Name:
Title:

LABC PRODUCTIONS, LLC,
a California limited liability corporation

By:
Name:
Title:

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A.,

By:
Name:
Title:

[OTHER LENDERS]

By:
Name:
Title:

Schedule 2.01

to Tranche C Term Loan Joinder Agreement

TRANCHE C TERM LOAN COMMITMENT AMOUNTS AND COMMITMENT PERCENTAGES

Lenders	Tranche C Term Loan Commitment Percentage	Tranche C Term Loan Commitment Amount
Bank of America, N.A.	100.0000000000%	$1,000,000,000

Total	100.0000000000%	$1,000,000,000